UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

SMARTHEAT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of SmartHeat Inc. (the “Company”) was held at 10:00 am on Tuesday, May 25, 2010 (China time), at the Company’s corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China. All nominees for election as a director were elected. The proposals for the ratification of Goldman Parks Kurland Mohidin, LLP as the Company’s independent auditors and for the approval of the Company’s 2010 Equity Incentive Plan were both approved. The final voting results were as follows:

	For	Against	Abstain	Withheld
(1) Election of Directors
(a) Jun Wang	21,632,681	–	72,792	13,216
(b) Weiguo Wang	21,244,003	–	72,792	401,894
(c) Wenbin Lin	18,962,806	–	72,792	2,683,091
(d) Arnold Staloff	21,217,157	–	72,792	428,740
(e) Xin Li	21,235,012	–	72,792	410,885
(2) Ratification of Independent Auditors	27,438,434	110,825	29,417	–
(3) Adoption of the 2010 Equity Incentive Plan	15,884,468	5,795,749	38,669	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chief Executive Officer